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Exhibit 10.19

BASE SALARIES OF EXECUTIVE OFFICERS OF THE COMPANY

        As of October 1, 2008, the following are the base salaries (on an annual basis) of the executive officers of Network Engines, Inc.:

Name and Title	Base Salary
Gregory A. Shortell President, Chief Executive Officer and Director	$375,000
Douglas G. Bryant Chief Financial Officer, Treasurer and Secretary	$240,000
Charles N. Cone, III Senior Vice President of Sales and Marketing	$255,000
Richard P. Graber Senior Vice President of Engineering and Operations	$205,000

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  Exhibit 10.19
BASE SALARIES OF EXECUTIVE OFFICERS OF THE COMPANY